Exhibit 99.1

TriplePoint Venture Growth BDC Corp. Enters into Note Purchase
Agreement for Issuance of 3-Year Investment Grade Notes

Menlo Park, Calif., January 29, 2025 — TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company” or “TPVG”), a leading financing provider to venture growth stage companies backed by a select group of venture capital firms in technology and other high growth industries, today announced that it has entered into a note purchase agreement governing the issuance of $50 million in aggregate principal amount of senior unsecured investment grade notes due February 2028 (the “2028 Notes”). The 2028 Notes are expected to be delivered and paid for on February 12, 2025.

“As we continue to maintain a strong and diversified capital structure, we are pleased to enter into the agreement for the 2028 Notes ahead of the maturity of the Company’s unsecured notes due in March 2025,” said Mike L. Wilhelms, Chief Financial Officer of TPVG. “We remain well positioned to draw on our meaningful liquidity and financial flexibility to capitalize on attractive lending opportunities in the current market.”

The 2028 Notes, which are unsecured and bear an interest rate of 8.11% per year, payable semiannually, are scheduled to mature on February 12, 2028, and may be redeemed in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. For more information regarding the 2028 Notes, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2025.

The Company intends to use the net proceeds from this offering along with cash on hand to prepay the unsecured notes due in March 2025.

Goldman Sachs & Co. LLC was the sole placement agent of this offering.

ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.

TriplePoint Venture Growth BDC Corp. is an externally-managed business development company focused on providing customized debt financing with warrants and direct equity investments to venture growth stage companies in technology and other high growth industries backed by a select group of venture capital firms. The Company’s sponsor, TriplePoint Capital, is a Sand Hill Road-based global investment platform which provides customized debt financing, leasing, direct equity investments and other complementary solutions to venture capital-backed companies in technology and other high growth industries at every stage of their development with unparalleled levels of creativity, flexibility and service. For more information about TriplePoint Venture Growth BDC Corp., visit https://www.tpvg.com. For more information about TriplePoint Capital, visit https://www.triplepointcapital.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release constitute forward-looking statements, including with respect to the anticipated issuance of the 2028 Notes and the expected use of proceeds therefrom. Forward-looking statements are not guarantees of future events, performance, condition or results and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual events, performance, conditions or results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

INVESTOR RELATIONS AND MEDIA CONTACT

The IGB Group

Leon Berman

212-477-8438

lberman@igbir.com